Exhibit 10.6

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement is entered into on March 5, 2008 (the “Effective Date”) by and between CHARTER COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and Grier C. Raclin, an adult resident of Missouri (the “Executive”).

WHEREAS, the Company and the Executive entered into a Amended and Restated Employment Agreement effective August 1, 2007 (the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein;

NOW, THEREFORE, intending to be legally bound and in consideration of the covenants and promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree that the Agreement shall be amended as follows:

In Section 6 of the Agreement, the Executive’s eligibility to receive a Target Bonus of “up to 60%” of Annual Base Salary is hereby revised to state “up to 75%” of Annual Base Salary.

The Company and the Executive agree that all other provisions of the Agreement (including the remainder of Section 6) shall remain in full force and effect until expiration or earlier termination upon the terms therein.

IN WITNESS WHEREOF, the Company and the Executive have each caused this Amendment to Restated and Amended Employment Agreement to be duly executed on its behalf as of the date first above written.

CHARTER COMMUNICATIONS, INC.

By:___/s/ Lynne F. Ramsey______
Name:   Lynne F. Ramsey
Title:  SVP, Human Resources

EXECUTIVE

____/s/ Grier C. Raclin___________
Name:    Grier C. Raclin